SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2009

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Bluegreen Corporation (the “Company”) is filing this Current Report on Form 8-K solely to present its consolidated financial statements for the years ended December 31, 2008, 2007 and 2006, which have been recast from the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the Company’s previously reported implementation of Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160, which the Company implemented on January 1, 2009, established new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company’s implementation of SFAS No. 160 had no impact on the Company’s total assets or liabilities, nor did it impact the Company’s revenues, earnings (losses) or cash position. Rather, the Company’s consolidated balance sheets have been recast solely to include “Non-controlling interest” as a separate item in the equity section, and the Company’s consolidated statements of operations have been recast solely to separately present the amount of net income attributable to non-controlling interests and the amount of net income (loss) attributable to the Company. Such recast financial statements and related notes are attached as Exhibit 99.1 hereto.

The Company’s consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 were presented in accordance with SFAS No. 160.

Item 9.01 Financial Statements and Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2009

By:/S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President, Chief Financial Officer & Treasurer